CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated May 25, 2012, in Post-Effective Amendment No. 124 to the Registration Statement (Form N-1A No. 333-132380) and related Prospectuses and Statement of Additional Information of WisdomTree Trust.

/s/ Ernst & Young LLP

New York, New York

July 23, 2012